Exhibit 99.1

Mannatech Reports Second Quarter 2012 Financial Results

(COPPELL, Texas) August 8, 2012 — Mannatech, Incorporated (NASDAQ: MTEX), a leading developer and provider of nutritional supplements and skin care products based on Real Food Technology® solutions, today reported a net loss of $2.4 million, or $0.93 per diluted share, for the second quarter ending June 30, 2012, compared to a net loss of $5.2 million, or $1.98 per diluted share, for the second quarter of 2011.

Net sales for the second quarter of 2012 were $43.6 million, a decrease of 15.1%, compared to $51.3 million in the second quarter of 2011.  Net sales for the United States and Canada declined 11.7% to $22.6 million, compared to $25.6 million in the second quarter of 2011. International net sales of $21.0 million decreased 18.6%, compared to $25.8 million in the second quarter of 2011.

Recruiting increased 37.5% as compared to the second quarter of 2011.  New independent associates and members for the second quarter of 2012 were 27,570 compared to 20,048 in 2011.  Total active independent associates and members eligible to purchase our products based on a 12-month trailing period were approximately 378,000 as of June 30, 2012, compared to 385,000 as of June 30, 2011.

Dr. Robert Sinnott, CEO and Chief Science Officer, commented, “The acceptance in the field of our newest product, NutriVerus™, and our 4Free Discount Program initiative in North America has resulted in a strong increase in recruiting during the second quarter.  We believe the energy of our field in other markets is similarly positioned as NutriVerus™ is expected to launch in those markets over the next few months.”

Conference Call
Mannatech will hold a conference call and webcast to discuss this announcement with investors on Thursday, August 9, 2012 at 9:00 a.m. Central Daylight Time/10:00 a.m. Eastern Daylight Time.  Investors may listen to the call by accessing Mannatech’s website at Mannatech.com.  For those unable to listen to the live broadcast, a replay will be available shortly after the call.  The toll-free replay number is 855-859-2056 (International: 404-537-3406); the Conference ID to access the call is 14133242.

Individuals interested in Mannatech’s products or in exploring its business opportunity can learn more at Mannatech.com.

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. Mannatech is dedicated to its platform of social entrepreneurship based on the foundation of promoting, aiding and optimizing nutrition where it is needed most around the world. Mannatech’s proprietary products are available through independent sales associates around the globe including the United States, Canada, South Africa, the Republic of Namibia, Australia, New Zealand, Austria, Denmark, Germany, Norway, Sweden, the Netherlands, the United Kingdom, Japan, Taiwan, Singapore, Estonia, Finland, the Republic of Ireland, Czech Republic, the Republic of Korea and Mexico. For more information, visit Mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “anticipate,” “believe,” “will,” “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

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MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – (UNAUDITED)
(in thousands, except share and per share amounts)

	June 30, 2012	December 31, 2011
ASSETS	(unaudited)
Cash and cash equivalents	$12,103	$18,057
Restricted cash	1,512	1,263
Accounts receivable, net of allowance of $23 and $22 in 2012 and 2011, respectively	187	304
Income tax receivable	892	888
Inventories, net	18,185	17,786
Prepaid expenses and other current assets	2,179	2,497
Deferred tax assets	978	936
Total current assets	36,036	41,731
Property and equipment, net	6,374	9,566
Construction in progress	3	—
Long-term restricted cash	3,459	3,386
Other assets	3,124	2,815
Long-term deferred tax assets	846	772
Total assets	$49,842	$58,270

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$714	$852
Accounts payable	6,733	4,825
Accrued expenses	6,861	10,514
Commissions and incentives payable	5,813	8,567
Taxes payable	3,261	3,364
Current deferred tax liability	209	185
Deferred revenue	1,813	1,569
Total current liabilities	25,404	29,876
Capital leases, excluding current portion	1,112	1,358
Long-term deferred tax liabilities	1	1
Other long-term liabilities	5,767	5,382
Total liabilities	32,284	36,617

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,768,972 shares issued and 2,647,735 shares outstanding as of June 30, 2012 and 2,769,756 shares issued and 2,648,518 shares outstanding as of December 31, 2011	—	—
Additional paid-in capital	42,529	42,408
Accumulated deficit	(9,387)	(5,532)
Accumulated other comprehensive loss	(788)	(427)
Less treasury stock, at cost, 121,237 shares in 2012 and 2011	(14,796)	(14,796)
Total shareholders’ equity	17,558	21,653
Total liabilities and shareholders’ equity	$49,842	$58,270

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)
(in thousands, except per share information)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net sales	$43,611	$51,362	$88,113	$102,262
Cost of sales	6,888	7,543	13,283	14,757
Commissions and incentives	18,637	22,896	37,622	44,603
	25,525	30,439	50,905	59,360
Gross profit	18,086	20,923	37,208	42,902

Operating expenses:
Selling and administrative	11,793	14,811	23,277	30,829
Depreciation and amortization	921	2,687	3,379	5,488
Other operating costs	6,778	7,746	14,014	15,812
Total operating expenses	19,492	25,244	40,670	52,129

Loss from operations	(1,406)	(4,321)	(3,462)	(9,227)
Interest income (expense)	21	21	(32)	1
Other income (expense), net	(805)	196	87	463
Loss before income taxes	(2,190)	(4,104)	(3,407)	(8,763)

Provision for income taxes	(265)	(1,146)	(448)	(1,265)
Net loss	$(2,455)	$(5,250)	$(3,855)	$(10,028)

Net loss per share:
Basic	$(0.93)	$(1.98)	$(1.46)	$(3.79)
Diluted	$(0.93)	$(1.98)	$(1.46)	$(3.79)

Weighted-average common shares outstanding:
Basic	2,648	2,649	2,648	2,649
Diluted	2,648	2,649	2,648	2,649

The approximate number of new and continuing associates who purchased our packs or products during the twelve months ended June 30, 2012 and 2011, plus member accounts eligible to purchase products were as follows:

	2012		2011
New	87,000	23.1%	84,000	21.9%
Continuing	291,000	76.9%	301,000	78.1%
Total	378,000	100.0%	385,000	100%